EXHIBIT 7.1


                               GROHE HOLDING GMBH

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                         US GAAP FINANCIAL INFORMATION




                                                      Friedrich
                                                       Grohe AG                           Grohe Holding GmbH
                                                    (Predecessor)                            (Successor)
                                                   ----------------  -------------------------------------------------------------
                                                    Seven months      Period from        Year           Year           Year
                                                        ended         inception to       ended          ended          ended
                                                       July 31,       December 31,   December 31,   December 31,   December 31,
                                                         1999             1999           2000           2001           2002
                                                   ----------------  ------------------------------------------------------------
Income (loss) before income taxes,
    minority interests and extraordinary items           59,761         (33,313)       (44,307)       (35,018)        51,059

Deduct equity in undistributed earnings
    of equity method investees                                0            (407)          (579)          (216)          (938)

Add interest expense on indebtedness                      1,176          25,932         84,053         80,328         70,407

Add amortization of debt issuance costs                       0           2,115          4,384          4,072          4,603

Add estimated interest factor of rental expenses            817             649          1,803          2,848          3,074

Add distributed income from equity
    method investees                                          0             409               0           583            398
                                                   ----------------  ------------------------------------------------------------

Earnings before income taxes and fixed charges           61,754          (4,615)        45,354         52,597        128,603
                                                   ----------------  ------------------------------------------------------------


Interest expense on indebtedness                          1,176          25,932         84,053         80,328         70,407

Amortization of debt issuance costs                           0           2,115          4,384          4,072          4,603

Estimated interest factor of rental expenses                817             649          1,803          2,848          3,074
                                                   ----------------  ------------------------------------------------------------

Fixed charges                                             1,993          28,696         90,240         87,248         78,084
                                                   ----------------  ------------------------------------------------------------


Ratio of earnings to fixed charges, unaudited              31.0            (0.2)           0.5            0.6            1.6
                                                   ----------------  ------------------------------------------------------------

                               GROHE HOLDING GMBH

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                        GERMAN GAAP FINANCIAL INFORMATION


                                                 Friedrich Grohe AG                        Grohe Holding GmbH
                                                    (Predecessor)                             (Successor)
                                               ------------------------  -------------------------------------------------------
                                                               Seven
                                                   Year       months      Period from      Year          Year          Year
                                                   ended       ended     inception to      ended         ended        ended
                                               December 31,  July 31,    December 31,  December 31,  December 31,  December 31,
                                                    1998       1999          1999           2000          2001         2002
                                               ------------------------  -------------------------------------------------------
Income (loss) before income taxes,
    minority interests and extraordinary items     92,346    66,822         (39,067)      (70,412)      (27,280)       2,224

Deduct equity in undistributed earnings
    of equity method investees                       (468)        0            (407)         (579)         (216)        (938)

Add interest expense on indebtedness                2,497     1,039          24,403        80,843        74,017       63,736

Add amortization of debt issuance costs                 0         0           1,369         7,385         2,374        2,502

Add estimated interest factor of rental             2,216     1,293             924         1,803         2,848        3,074
expenses

Distributed income from equity
    method investees                                  307         0             409             0           583          398
                                               ------------------------  -------------------------------------------------------

Earnings before income taxes and fixed charges     96,898    69,154         (12,369)       19,040        52,326       70,996
                                               ------------------------  -------------------------------------------------------


Interest expense on indebtedness                    2,497     1,039          24,403        80,843        74,017       63,736

Amortization of debt issuance costs                     0         0           1,369         7,385         2,374        2,502

Estimated interest factor of rental expenses        2,216     1,293             924         1,803         2,848        3,074
                                               ------------------------  -------------------------------------------------------

Fixed charges                                       4,713     2,332          26,696        90,031        79,239       69,312
                                               ------------------------  -------------------------------------------------------


Ratio of earnings to fixed charges, unaudited        20.6      29.7            (0.5)          0.2           0.7          1.0
                                               ------------------------  -------------------------------------------------------